UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 31, 2012
Date of Report (Date of earliest event reported)

UNITED BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-25976 (Commission File Number)	23-2802415 (IRS Employer Ident. No.)

30 S. 15th Street, Suite 1200, Philadelphia, PA 19102
(Address of principal executive offices) (Zip Code)

(215) 351-4600
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 31, 2012, United Bank of Philadelphia (the “Bank”), a wholly-owned subsidiary of United Bancshares, Inc. (the “Company”), agreed to enter into a Stipulation and Consent to the Issuance of a Consent Order with each of the Federal Deposit Insurance Corporation (“FDIC”) and the Commonwealth of Pennsylvania Department of Banking (“Department”).

The material terms of the orders are identical and require the Bank to:

•
increase participation of the Bank’s board of directors in the Bank’s affairs by having the board assume full responsibility for approving the Bank’s policies and objectives and for supervising the Bank’s management;

•	have and retain qualified management, and notify the FDIC and the Department of any changes in the Bank’s board of directors or senior executive officers;

•	retain a bank consultant acceptable to the FDIC and the Department to develop a written analysis and assessment of the Bank’s management needs and thereafter formulate a written management plan;

•	formulate and implement written profit and budget plans for each year during which the orders are in effect;

•	develop and implement a strategic plan for each year during which the orders are in effect, to be revised annually;

•
develop a written capital plan detailing the manner in which the Bank will meet and maintain a ratio of Tier 1 capital to total assets (“leverage ratio”) of at least 8.5% and a ratio of qualifying total capital to risk-weighted assets (total risk-based capital ratio) of at least 12.5%. The orders do not specify a time limit by which these ratios must be attained.  On December 31, 2010, the Bank’s leverage ratio and total risk-based capital ratio were 6.27% and 12.41%, respectively;

•	formulate a written plan to reduce the Bank’s risk positions in each asset or loan in excess of $100,000 classified as “Doubtful” or “Substandard” at its current regulatory examination;

•	eliminate all assets classified as “Loss” at its current regulatory examination;

•
revise the Bank’s loan policy to establish and monitor procedures for adherence to the loan policy and to eliminate credit administration and underwriting deficiencies identified at its current regulatory examination;

•	develop a comprehensive policy and methodology for determining the allowance for loan and lease losses;

•	develop an interest rate risk policy and procedures to identify, measure, monitor and control the nature and amount of interest rate risk the Bank takes;

•	revise its liquidity and funds management policy and update and review the policy annually;

•	refrain from accepting any brokered deposits;

•	refrain from paying cash dividends without prior approval of the FDIC and the Department;

•	establish an oversight committee of the board of directors of the Bank with the responsibility to ensure the Bank’s compliance with the orders, and

•	prepare and submit quarterly reports to the FDIC and the Department detailing the actions taken to secure compliance with the orders.

The orders will remain in effect until modified or terminated by the FDIC and the Department.

Management believes that compliance with the terms of the orders will strengthen the financial condition of the Bank.  Management is cooperating with representatives of the FDIC and the Department.

The foregoing description of the orders and the stipulation and consents does not purport to be complete and is qualified in its entirety by reference to the complete copies of the documents attached hereto as Exhibits 10.1 through 10.4, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

10.1	FDIC Stipulation and Consent to the Issuance of a Consent Order.

10.2	FDIC Consent Order.

10.3	Pennsylvania Department of Banking Stipulation and Consent to Entry of Order.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANCSHARES, INC.

Dated: February 6, 2012

By: /s/ Evelyn F. Smalls
Evelyn F. Smalls
President and Chief Executive Officer